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                                                                   EXHIBIT 10.1








                                  ANIXTER INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                 EFFECTIVE AS OF
                                 AUGUST 4, 2004


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                                  ANIXTER INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                      SECTION 1. ESTABLISHMENT OF THE PLAN


1.1 Establishment of the Plan. Anixter Inc. (the "Corporation") hereby establishes the ANIXTER INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan") effective as of August 4, 2004.

1.2 Description of the Plan. This Plan is intended to constitute a nonqualified deferred compensation plan which, in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), is unfunded and established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.3 Purpose of the Plan. In addition to the description of the Plan as set forth in subsection 1.2 above, the primary objective of the Corporation in establishing this Plan is to provide supplemental retirement income to certain employees of the Company in addition to that provided through all other sources.


                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized. Other terms used herein without definition shall have the meanings ascribed to them in the Anixter Inc. Pension Plan as amended and restated from time to time or, if no such meaning is ascribed, the meanings attributed to them by the Committee in its reasonable discretion.

         (a) "Beneficiary" means any person or entity designated by the Participant or otherwise entitled to receive any benefits under the Plan which may be due upon the Participant's death.

         (b)      "Board" means the Board of Directors of the Corporation.

         (c) "Cause" has the meaning set forth in any employment or other written agreement between the Participant and the Company. If there is no employment or other written agreement between the Participant and the Company, or if such agreement does not define "Cause," then "Cause" shall mean the Participant's:

                  (1) repeated material failure to follow appropriate instructions;



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                  (2)      material breach of his fiduciary obligations to the
                           Company; or

                  (3) commission of dishonest acts that in the reasonable judgment of the Company makes the continuation of Participant's employment inappropriate.

                  In the absence of anything to the contrary contained in a Participant's employment agreement (if any), the Committee has the discretion to determine, in good faith, from all the facts and circumstances reasonably available to it, whether Cause exists.

         (d) "Committee" means the Anixter Inc. Employee Benefits Administrative Committee.

         (e) "Company" means the Corporation and any subsidiaries of the Corporation and their successor(s) or assign(s) that adopt this Plan with the approval by resolution of the Board.

         (f) "Compensation Committee" means the Anixter International Inc. Compensation Committee.

         (g) "Corporation" means Anixter Inc., a Delaware corporation, or any successor thereto.

         (h) "Eligible Employee" means an Employee who is so designated by the Committee and approved by the Compensation Committee.

         (i) "Employee" means a person who is actively employed by the Company and who falls under the usual common law rules applicable in determining the employer-employee relationship.

         (j) "Life Annuity" means an annuity that is paid to the retired Participant for as long as he lives and which does not provide any payments to a Beneficiary. The amount of this annuity is determined by the benefit formula in Section 4.

         (k) "Monthly Salary" means the Salary paid to the Participant during the applicable month. Monthly Salary shall be based upon the Salary paid for completed months.

         (l) "Normal Retirement Date" means the first of the month coincident with or next following the attainment of the Participant's sixty-fifth birthday, unless otherwise specified by the Committee.

         (m) "Participant" means any Eligible Employee who is participating in the Plan in accordance with the provisions herein set forth.

         (n) "Plan" means this plan, the Anixter Inc. Supplemental Executive Retirement Plan.

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         (o)      "Plan Administrator" means the Anixter Inc. Employee Benefits
                  Administrative Committee.


         (p) "Present Value" means the commuted present value lump sum of any amounts owed at the time of any such calculation (using the mortality assumptions used for the calculation of benefits under the Anixter Inc. Pension Plan), which shall be discounted to present value at a reasonable interest rate as determined by the Committee (or its designee) in its sole discretion.

         (q) "Qualified Pension Benefit" means the Participant's Normal Form Life Annuity benefit payable from the Anixter Inc. Pension Plan.

         (r) "Retirement" means any termination of employment with the Company, other than termination by the Company for Cause, on or after attaining his or her Normal Retirement Date or, with respect to any Participant, the Committee has determined in its sole discretion that such Participant is no longer regularly engaged in the provision of services to the Company, regardless of the Participant's payroll status.

         (s) "Retirement Date" means the first day of the month coincident with or next following the date when a Participant retires after attaining his or her Normal Retirement Date.

         (t) "Salary" means the remuneration paid to a Participant during a Plan Year, including overtime, regular bonus amounts or commissions in lieu of regular bonus amounts, before reduction for amounts deferred pursuant to any plan of the Corporation (including, without limitation, any tax-qualified or non-qualified plans of deferred compensation and any cafeteria plans, as defined in section 125 of the Internal Revenue
                  Code), but excluding special performance bonus amounts, signing and relocation bonuses, extraordinary commissions, any amounts or payments received from a nonqualified deferred compensation plan, stock option, phantom stock option or similar long-term incentive plan maintained by the Company, severance pay, and other extraordinary payments.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. An Employee must be designated by the Committee and approved by the Compensation Committee for participation in this Plan to become eligible to receive Benefits.

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3.2      Reemployment of Former Participant. Notwithstanding any provision of the Plan to the contrary, any person reemployed as an Employee who previously participated in and received benefits under the Plan shall not be eligible to participate again in the Plan. Furthermore, any payments or future rights to payments under the Plan made or to be made with respect to such Participant shall not be discontinued on account of such reemployment.


                               SECTION 4. BENEFITS

4.1 Normal Benefit. A Participant who is eligible for Retirement or Vested Termination Benefits will receive from the Plan on a monthly basis a Life Annuity commencing on the later of his Normal Retirement Date or his Retirement Date equal to his Applicable Formula contained in Exhibit A. Exhibit A shall be updated as necessary to reflect Committee recommendations which are approved by the Compensation Committee.

4.2 Deferred Retirement. The Deferred Retirement Benefit shall be calculated according to Section 4.1, with the Life Annuity commencement on the first of the month coincident with or next following the Participant's Retirement Date.

4.3 Vested Termination. Unless otherwise provided in Section 4.1, if a Participant Retires or his or her employment terminates for any reason other than Cause, with at least five (5) years of service and after attaining fifty-five (55) years of age, he is eligible for Vested Benefits. The Vested Benefit shall be calculated according to Section 4.1.

4.4 Optional Payment Forms. The Normal Form of benefit will be the Life Annuity form commencing on the Participant's Normal Retirement Date. The Participant may elect one of the following Optional Payment Forms.

         (a) Early Commencement of Benefits. A Participant who is at least fifty-five (55) years of age may elect to have his benefit commence prior to his Normal Retirement Date. Such benefit shall be adjusted to be actuarially equivalent to his Normal Benefit.

         (b) 50% Joint and Survivor Annuity. A Participant may elect to have his benefit paid in the form of a 50% Joint and Survivor Annuity. 50% Joint and Survivor Annuity shall mean an annuity which is paid to the retired Participant with a survivor annuity paid during the life of the surviving spouse or non-spouse Beneficiary after the Participant's death. The annuity must be the actuarial equivalent of the Life Annuity for that Participant. The amount of the survivor annuity shall be fifty percent (50%) of the Participant's benefit.

4.5 Pre-Retirement Death Benefits. A Participant who dies will not receive special benefits on account of death. Such a Participant may receive benefits only if he qualifies for reasons other than death.

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         If a Participant dies after meeting the requirements for Vested
         Termination, either while employed or after termination of employment but prior to the commencement of benefit payments, his Beneficiary will be entitled to receive a survivor's benefit. The amount of the benefit payable would be the same amount that would be payable to the Beneficiary if the Participant had retired and begun receiving benefits in the form of a 50% Joint and Survivor Annuity on the day before his death.

4.6 Disability Benefits. A Participant who has been disabled will not receive special benefits on account of disability. Such a Participant may receive benefits only if he qualifies for reasons other than disability.

4.7 Forfeiture of Benefits. Notwithstanding anything in this Plan to the contrary, the Corporation's obligations to make the payments hereunder are conditioned upon the following:

         (a) The Participant shall have continued in the active employ of the Corporation until such time as he is otherwise entitled to benefits under Section 4.

         (b) The Participant's employment with the Company shall not have been terminated for Cause, or grounds discovered after termination of employment that would have led to termination for Cause.

         If the Participant fails to satisfy the foregoing conditions, the Corporation's obligations hereunder shall cease.


                              SECTION 5. FINANCING

5.1 Financing of Benefits. Benefits shall be payable, when due, by the Corporation, out of its current operating revenue to the extent not paid from a trust created pursuant to Section 5.2. The Corporation's obligation to make payments to the recipient when due shall be contractual in nature only, and participation in the Plan will not create in favor of any Participant any right or lien against the assets of the Corporation. No benefits under the Plan shall be required to be funded by a trust fund or insurance contracts or otherwise.

5.2 "Rabbi" Trust. In connection with this Plan, the Board may establish a grantor trust (known as the "Anixter Inc. Executive Benefit Plan Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Corporation under this Plan (and such other plans and arrangements as determined from time to time by the Corporation). At any time, the Corporation may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Corporation under this Plan, as determined in the sole discretion of the Committee, subject to the return of such assets to the Corporation at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Corporation in the event of the Corporation's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of

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         the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Corporation.


                       SECTION 6. BENEFICIARY DESIGNATION

6.1      Designation of Beneficiary.

         (a) All Beneficiary designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of Anixter Inc. and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

         (b) The Secretary of Anixter Inc. (or his authorized designee) shall, upon receipt of the Beneficiary designation:

                  (1) Ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

                  (2) If signed, stamp the designation "Received", indicate the date of receipt, and initial the designation in the proximity of the stamp.

         (c) Death of his Beneficiary prior to the Participant's date of retirement shall void the selection involving that Beneficiary. The Participant shall be immediately required to make a different selection of payment form or to name another Beneficiary.

6.2      Ineffective Designation.

         (a) If the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) If a designation is effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

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6.3      Simultaneous Death.  If a Participant and Beneficiary die under circumstances such that it is not possible to determine who died first, it is presumed that the Participant survived the Beneficiary.

6.4 Disclaimer. A Beneficiary may disclaim any benefit hereunder in accordance with Internal Revenue Code Section 2518 and applicable state law.


                          SECTION 7. GENERAL PROVISIONS

7.1      Employment/Participation Rights.

         (a) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. If any Participant's employment is terminated for any reason and he is not then entitled to benefits in accordance with Section 4, nothing shall be paid to such Participant or his Beneficiary(ies) under this Plan.

         (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.

         (c) No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

         (d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit sharing, deferred compensation or other benefit plan or program of the Company. In addition, no payments under this Plan shall be deemed salary or other compensation to the Participant for the purpose of computing benefits to which the Participant may be entitled under any pension plan or other arrangements that the Company may have for the benefit of its employees.

7.2      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void; nor shall any such disposition be compelled by operation of law except to the extent required by law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

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         (c)      If any Participant or Beneficiary hereunder should become
                  bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or change any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease, and the Committee shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Committee may deem proper.

7.3 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

7.4 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any representative appointed hereunder by the Corporation, under or by reason of any of the terms or conditions of the Plan.

7.5      Applicable Law.   The Plan shall be governed by and construed in
         accordance with the laws of the State of Illinois except to the extent governed by applicable Federal law.

7.6 Successors. The provisions of the Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity that shall, either by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

7.7 Indemnity of Committee. To the maximum extent permitted by applicable law, the Company shall indemnify, hold harmless and defend the Committee, each member of the Committee, any employee of the Company, or any individual acting as an employee or agent of any of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement) from any and all claims, losses, damages, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act made in good faith in connection with the Plans (or any related trust agreements), including expenses reasonably incurred in the defense of any claim relating thereto.

7.8 Overpayment. If the Committee determines that any Participant or Beneficiary receives any payment to which he or she is not entitled hereunder, the Committee may seek recovery of such overpayment, plus interest.

7.9      Qualified Domestic Relations Order.   If the Committee receives an
         order purporting to be a qualified domestic relations order with respect to a Participant's benefit under the Plan, to the extent possible it shall attempt to have such benefit assigned from the Anixter Inc. Pension Plan.

7.10     Information to Company.   The Company shall furnish to the Committee
         in writing all information the Company deems appropriate for the Committee to exercise its duties

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         hereunder. Such information shall include but shall not be limited to the names of all Participants and their Salary, date of birth, employment, termination of employment, retirement, or death.

7.11 Information to Participant. The Committee shall make available to such Participant and Beneficiary for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records or copies thereof as may pertain to the benefits of such Participant or Beneficiary.


            SECTION 8. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

8.1 In General. The Plan shall be administered by the Committee, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering the Plan and the Committee may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Committee pursuant to a delegation of duties from the Committee. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his benefits, if any, under the Plan.

8.2 Claims Procedure. If the Committee denies a benefit, in whole or in part, it shall advise the Participant or Beneficiary, as applicable, of
         (i) the specific basis or bases for the denial (ii) references to the specific Plan provisions upon which the denial is based (iii) a description of any additional material or information that the Participant or Beneficiary needs to process the claim, and an explanation of why that material or information is necessary; and (iv) a statement of the Plan's appeal procedures as hereinafter set forth. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for reconsideration with the Committee within 60 days of the denial by the Committee. Such person has the right to request, free of charge, and obtain copies of all documents, records, and other information that was relied upon by the Committee in denying such person's benefits or was submitted, considered, or generated in the course of making the benefit denial, regardless of whether it was used in denying the claim. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination within 60 days, plus an extension for an additional 60 days in special circumstances, and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.

8.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, whether of law or of fact, or mixed questions of law and fact, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

8.4 Delegation of Authority. The Committee may, in its discretion, delegate its duties to an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

8.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

8.6 Tax Withholding. The Corporation shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

8.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Corporation receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee or other person legally vested with the care of his estate has been appointed. In the event that the Corporation finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Corporation to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Corporation. Any payment made under the provisions of this Section 8.7 shall be a complete discharge of liability therefore under the Plan.

8.8 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or its Board shall be taken by the Board, or by any person or persons authorized by the Board.

8.9 Notice of Address. Any payment made to a Participant or to his surviving Spouse at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director, officer or employee including, without limitation, members of the Committee with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director, officer or employee including, without limitation, members of the Committee shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or the Beneficiary.

8.10 Amendment and Termination. The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively reduce the benefits under the Plan which have accrued prior to the effective date of such action. Notwithstanding the foregoing, a transfer of benefits provided hereunder and a concomitant transfer of liabilities to the Anixter Inc. Pension Plan shall not be regarded as an amendment reducing the benefits accrued under the Plan for any Participant. In addition, the Committee has concurrent authority to make technical and/or clarifying amendments to the Plan or amendments that either have no cost effect on the Company or an effect that is not reasonably expected to exceed $10,000, plus any correlative modifications thereto.

8.11 Savings Clause. Notwithstanding anything to the contrary contained herein, if (i) the Internal Revenue Service (IRS) prevails in its claim that all or a portion of the amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to a Participant or beneficiary for any taxable year that is prior to the taxable year in which such contributions and/or earnings are actually distributed to such Participant or beneficiary, (ii) the U.S. Department of Labor
         (DOL) prevails in its claim that the Trust prevents the Plan from meeting the "unfunded" criterion of the exceptions to various requirements of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, or
         (iii) legal counsel selected by the Committee advises the Committee that the IRS or DOL would likely prevail in such claim, the Participant's Account balance shall be immediately distributed to the Participant or beneficiary. For purposes of this Section, the IRS or DOL shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Committee, based upon the advice of legal counsel selected by the Committee, fails to appeal a decision of the IRS or DOL, or a court of applicable jurisdiction, with respect to such claim, to an appropriate IRS or DOL appeals authority or to a court of higher jurisdiction within the appropriate time period.

8.12 Transfer of Benefits. Notwithstanding anything contained herein to the contrary, the Committee has the authority to provide that the benefits of one or more Participants shall be provided from and the liabilities attributable to such benefits shall be transferred to the Anixter Inc. Pension Plan. Upon such transfer being effected, the benefits of the affected Participants shall cease to be payable under the Plan.

                              SECTION 9. EXECUTION


         IN WITNESS WHEREOF, the Company has caused this Anixter Inc. Supplemental Executive Retirement Plan to be executed by its duly authorized officer this 4th day of August 2004, to be effective as of August 4, 2004.


                                       Anixter Inc.



                                       By:
                                          -----------------------------


                                       Title:
                                             --------------------------




 ATTEST:

 -----------------------------
 Secretary

                                  ANIXTER INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   EXHIBIT A

                     APPLICABLE FORMULA FOR NORMAL BENEFIT

                    ELIGIBLE EMPLOYEES AS OF AUGUST 4, 2004

Eligible Employee:                               Robert Grubbs, Jr.

Normal Retirement Date:                          54th birthday

Target Benefit (at age 65):                      Monthly benefit equal to fifty percent (50%) of Final Average Salary*

Benefit Offsets:                                 (a)  Normal Benefit Life Annuity payable from the Anixter Inc. Pension Plan and the Anixter Inc. Excess Benefit Plan, plus (b) fifty percent (50%) of
                                                 Primary Social Security Benefit

Normal Benefit (at age 65):                      Target Benefit less Benefit Offsets

Reduction:                                       Actuarially reduced (using the same assumptions as provided under the
                                                 Anixter Inc. Pension Plan) for commencement prior to age 65, subject to a minimum Normal Benefit of $550,000 per year ($45,833.33 per month)


Eligible Employee:                               Dennis Letham

Normal Retirement Date:                          65th birthday

Target Benefit (at age 65):                      Monthly benefit equal to fifty percent (50%) of Final Average Salary*

Benefit Offsets:                                 (a)  Normal Benefit Life Annuity payable from the Anixter Inc. Pension Plan and the Anixter Inc. Excess Benefit Plan, plus (b) fifty percent (50%) of
                                                 Primary Social Security Benefit

Normal Benefit (at age 65):                      Target Benefit less Benefit Offsets

Reduction:                                       Actuarially reduced (using the same assumptions as provided under the
                                                 Anixter Inc. Pension Plan) for commencement prior to age 65

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* "Final Average Salary" means the highest obtainable average of Monthly Salary which can be derived from the Monthly Salary earned during any sixty (60) consecutive calendar months in the one hundred twenty (120) calendar months prior to the month in which the Participant terminates employment for any reason, including his death or retirement. If the Participant has completed fewer than sixty (60) calendar months of employment, the average shall be based upon all calendar months of service prior to his termination of employment.